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                                                              Exhibit 10.12
                          AMENDMENT TO LEASE AGREEMENT




          THIS AGREEMENT made this 1st day of March, 2001 between UNITED PROPERTIES INVESTMENT LLC, a Minnesota limited liability company ("Landlord") and HEALTH FITNESS CORPORATION, a Minnesota corporation ("Tenant").

          WHEREAS, Landlord's predecessor in interest and Tenant did enter into a certain lease agreement dated June 13, 1996 (the "Lease Agreement") under the terms of which Tenant is leasing from Landlord Suite 130 of the building at 3500 West 80th Street, Bloomington, MN containing approximately 6,826 rentable square feet. The terms defined in the Lease Agreement shall have the same meanings when used herein; and

          WHEREAS, the parties hereto desire to extend the Term of the Lease Agreement on the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions contained herein, it is hereby agreed that the Lease Agreement be, and it hereby is amended as follows:

          1. The Term of the Lease Agreement shall be, and it hereby is extended for a period of one (1) year commencing August 1, 2001 and terminating July 31, 2002 (the "Extended Term").

          2. Commencing August 1, 2001 and on the first (1st) day of each and every month thereafter during the Extended Term, to and including July 1, 2002, Tenant shall pay Landlord monthly Minimum Rental for the Premises under the Lease Agreement of $7,964.00.

          3. At its expense, Landlord shall perform the work to the Premises set forth on Exhibit A attached hereto (the "Work"). Tenant acknowledges and agrees that except only for such Work, Tenant shall be leasing the Premises during the Extended Term in their "as is" condition without any obligation on the part of Landlord to make any alterations, modifications or improvements thereto. Landlord and its contractors, agents and employees shall have access to the Premises for the purpose of performing the Work. There shall be no abatement of rent for the Premises while such Work is being performed.

          4. Except as hereinabove supplemented and amended, all of the terms, covenants and conditions of the Lease Agreement shall remain in full force and effect, are hereby ratified and confirmed and shall apply to the Extended Term, including the payment of Additional Rental under Article 6 of the Lease Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                            UNITED PROPERTIES INVESTMENT LLC

                            By:  /s/ Richard Student
                               ----------------------------------------------
                            Its: Vice President
                                ---------------------------------------------

                            HEALTH FITNESS CORPORATION

                            By:  /s/ Jerry V. Noyce
                               ----------------------------------------------
                            Its: CEO
                                ---------------------------------------------